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                                                                     EXHIBIT 5.2

            [LETTERHEAD OF CORRERO, FISHMAN, HAYGOOD, PHELPS, WEISS,
                          WALMSLEY & CASTEIX, L.L.P.]




                                  May 19, 1998


                                                                         1140-01

Bracewell & Patterson
2900 South Tower, Pennzoil Place
Houston, Texas 77002-2781

     Re:  Southdown, Inc.
          Registration Statement No. 333-49161
          Offer and Sale of Common Stock by Selling Shareholder

Ladies and Gentlemen:


     We have acted as special Louisiana counsel to Southdown, Inc., a Louisiana corporation (the "Company"), in connection with the preparation of its Registration Statement on Form S-4 (Registration No. 333-49161), as amended, filed by the Company under the Securities Act of 1933, as amended (the "Registration Statement"), with respect to the issuance of a number of shares of Company's common stock, par value $1.25 per share (including the Rights attached thereto issued pursuant to the Rights Agreement dated as of March 4, 1991 between the Company and ChaseMellon Shareholder Services, L.L.C., as successor rights agent) (the "Common Stock") pursuant to a merger (the "Merger") in which Medusa Corporation, an Ohio corporation, will become a wholly-owned subsidiary of the Company.


     With your concurrence, in connection with your request, we have limited our review of documents to an examination of copies of (i) the Agreement and Plan of Merger (the "Plan of
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Bracewell & Patterson
May 19, 1998
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Merger") among the Company, Medusa Corporation and Bedrock Merger Corp. dated
March 17, 1998; (ii) the Registration Statement; (iii) the Restated Articles of Incorporation of the Company, as amended; (iv) the Bylaws of the Company, as amended; (vi) certain resolutions of the Board of Directors of the Company, including resolutions of the Special Committee thereof; and (v) certificates of officers of the Company and certificates or letters of public officials as to certain matters of fact relating to this opinion.

     In addition, for purposes of the opinions expressed in this letter, we have assumed: (a) the genuineness of all signatures; (b) the authenticity of all records, instruments and documents submitted to us as originals and the conformity to originals of all records, instruments and documents submitted to us; and (d) that all records, instruments and documents referred to in this letter comply with all applicable laws other than the laws of the State of Louisiana. In addition, in rendering the opinions expressed in this letter, we have assumed the accuracy and completeness of, and have relied upon, certificates and facsimile transmissions by public officials and officers of the Company.

     With your concurrence, the opinions rendered in this letter are based upon the assumptions and are subject to the qualifications and limitations set forth herein. Based upon and in reliance on the foregoing, we are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Louisiana.

     2. The shares of Common Stock are duly authorized and, when issued and delivered pursuant to the Plan of Merger, will be validly issued, fully paid, and nonassessable.

     The opinions expressed in this letter are limited to the matters stated herein, and no opinion may be inferred beyond the matters expressly stated, are given only as of this date, and are based on the law in effect as of this date. We have no obligation, and will not undertake, to report to you or any third parties changes in facts or laws, statutes or jurisprudence.


     This letter is furnished at your request and may be relied upon only by Bracewell & Patterson for purposes of the opinion to be delivered by you in connection with the Registration Statement. We hereby consent to filing this opinion with the Securities and Exchange Commission as Exhibit 5.2 to the Registration Statement and the use of our name thereon. It may not be used, circulated or quoted, in whole or part, or relied upon for any other purpose or by any other person without our prior written consent.

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Bracewell & Patterson
May 19, 1998
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     We are members of the Louisiana Bar, and the opinions in this letter are based on and limited to the laws of the State of Louisiana. The opinions contained in this letter are limited in that we express no opinion with respect to federal laws, state blue sky or other securities laws, tax or environmental laws or matters, the laws of any municipality, parish or other political subdivision of the State of Louisiana or any agency thereof, or the laws of any jurisdiction other than Louisiana.





                                             Very truly yours,





                                             Correro Fishman Haygood Phelps
                                               Weiss Walmsley & Castiex, L.L.P.